SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  November 6, 2002

                           Vector Holdings Corporation
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                                    000-17303
                                    ---------
                            (Commission File Number)

                                   65-1021346
                                   ----------
                      (I.R.S. Employer Identification No.)

            19495 Biscayne Blvd., Suite #409, Aventura, Florida 33180
            ---------------------------------------------------------
        (Address of Principal Executive Offices)               (Zip Code)

                                 (305) 466-2411
                                 --------------
              (Registrant's Telephone Number, Including Area Code)




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This current report on Form 8-K is filed by Vector Holdings Corporation Inc., a
Nevada corporation (the "Registrant"), in connection with the matters described herein.

ITEM 2.     Disposal of Assets

     Effective as of October 7, 2002, the Registrant completed the reversal of its previous acquisition of Universal Data Services of Broward, Inc. ("UDS").
In accordance with the purchase agreement executed by the parties, UDS exercised its right to redeem the company as a result of the decline in the market value of the Registrant's common stock below $.25 per share. UDS returned to the Registrant the 500,000 shares of common stock paid for the purchase of the company, which shares have been returned to the treasury. The Registrant no longer has any financial or ownership interest in UDS.


Effective as of October 7, 2002, the Registrant forfeited the assets of the Potato Sack, a restaurant operation it managed, to a secured lender. In return for the forgiveness of certain debt to such secured lender, a related entity, and to avoid litigation, the Registrant turned over the assets of the Potato Sack, including inventory, security deposits, a lease to a related entity and other corporate owned assets of the Registrant, including furniture, office supplies and equipment, to the secured lender. The Registrant entered into a separate lease agreement on a monthly basis until alternative facilities can be located.

Based on financial constraints, the Registrant was unable to file this document at any earlier date.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VECTOR HOLDINGS CORPORATION
                                        ---------------------------
                                              (Registrant)


                                        ______________________________
                                        By: Allen Weintraub, President